UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

August 4, 2021 (August 2, 2021)

Date of Report (Date of Earliest Event Reported)

IntelGenx Technologies Corp.
 (Exact Name of Registrant as Specified in its Charter)

Delaware	000-31187	870638336
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6420 Abrams, Ville St- Laurent, Quebec, Canada	H4S 1Y2
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (514) 331-7440

Check the appropriate box below if the Form 8K fining is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value	IGXT IGX	OTCQB TSX Venture Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                      ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 2, 2021, the board of directors (the "Board") of IntelGenx Technologies Corp. (the "Corporation") increased the size of the Board from six (6) to eight (8) and appointed Mr. Srinivas Rao and Mr. Frank Stegert to the Board. The increase in the size of the Board and the appointments of the two new directors were made pursuant the purchaser rights agreement by and between the Corporation and ATAI Life Sciences AG ("atai"), as described in the Corporation's Form 8-Ks filed with the Securities and Exchange Commission on March 15, 2021 and May 17, 2021. Each new director will serve until the 2022 annual meeting of the Corporation's stockholders and until his successor is duly elected and qualified.

Srinivas Rao has served as atai's co-founder and Chief Scientific Officer since April 2019 and Frank Stegert has served as atai's Vice President, Investment Management and Operations since January 2021, having also served as a part-time consultant for atai prior to joining full-time.

Dr. Rao has been  assigned to the Compensation Committee of the Board and Mr. Stegert has been assigned to the Corporate Governance and Nominations Committee of the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTELGENX TECHNOLOGIES CORP.

Date: August 4, 2021

By:  /s/ Horst G. Zerbe

Horst G. Zerbe

Chief Executive Officer